UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated February 28, 2002, announcing the Company's third quarter results:

For Immediate Release	Contact: Shawn M. Harrington
February 28, 2002	(860) 644-1551

Gerber Scientific, Inc. Reports Third Quarter Results

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) today reported a third quarter diluted loss per share of $.16, which included restructuring charges attributable to employee separations of $.19. Adjusting for the restructuring charges, third quarter diluted earnings per share were $.03 representing an increase of $.20 versus the prior year period. This was due to the favorable impact of not amortizing goodwill under a newly adopted accounting standard of $.15 per diluted share and significant benefits from restructuring and cost reduction actions. Revenues for the third quarter were down $17.9 million (13.3 percent) versus the prior year period due to continued weakness in most of the Company's geographic markets.

The diluted loss per share reported for the nine-month period ended January 31, 2002 was $6.09 versus a loss of $.20 last year. Excluding the third quarter restructuring charge of $.19 and the cumulative effect of an accounting change for goodwill impairment of $6.09, diluted earnings per share for the nine-month period ended January 31, 2002 were $.19. For the nine month period ended January 31, 2001, the diluted loss per share was $.08 before restructuring charges of $.13 for employee separations, provision for losses on the sale of facilities, and other asset impairments. The favorable goodwill amortization impact amounted to $.30 per diluted share on a year-to-date basis.

Further Restructuring Actions Taken in the Quarter

The Company recorded $5.5 million of restructuring charges in the third quarter consisting of 165 employee separations that are expected to result in annualized cost savings of approximately $10.0 million. These charges occurred in each operating segment, as well as the corporate headquarters, and were required to offset the earnings impact of the continued economic and market weakness the Company is experiencing in its capital equipment markets.

Steady Cash Flow Generation Continued, Debt Reduced

The Company generated $18.7 million in cash from operations in the nine-month period ended January 31, 2002, continuing its pattern of steady cash flow generation. This cash flow was generated largely by incremental operating earnings from restructuring and cost reduction actions. Operating cash flow and reduced capital expenditures enabled the Company to reduce total debt $2.6 million in the third quarter. Working capital reductions this year as well as the proceeds of a sale and leaseback of certain facilities in the second quarter enabled the Company to reduce total debt $36.4 million from the beginning of the year in May.

Continued Softness in Capital Equipment Markets Impact Top Line

Revenue was $116.4 million and $372.6 million for the three and nine months ended January 31, 2002, respectively, compared with $134.2 million and $415.5 million in the prior year periods. Although not as significant as in the prior year, the impact of foreign currency translation continued to lower revenues this year. Weaker foreign currency translation rates suppressed revenue by $1.2 million and $6.6 million in the three- and nine-month periods ended January 31, 2002 versus the prior year comparable periods. New orders totaled $113.6 million and $365.7 million for the third quarter and first nine months this year, respectively, compared with $133.5 million and $412.1 million last year.  Each of the Company's operating and geographic segments reported lower revenue and orders, except in North American markets for the Company's ophthalmic lens processing equipment.  This segment benefited from a general improvement in third quarter orders and sales to a large U.S. discount chain. Lower new equipment volume again accounted for the overall decline as customers continued to delay capital spending due to global economic uncertainty. The lower equipment volume continued to negatively impact profitability although these margin effects were offset by cost reductions realized from last year's initiatives as well as further spending control this year.

Further Operating Initiatives Planned to Improve Working Capital Performance

Commenting on the third quarter results, Marc T. Giles, President and Chief Executive Officer, said, "We delivered solid operating results and continued to reduce our debt despite the weak worldwide economic conditions. Our markets continue to show weakness as indicated by low new order intake rates and backlog levels for our capital equipment products. Accordingly, we took additional restructuring actions in the third quarter. Further, the delayed introduction of MAXX™ and market changes faced by our Spandex distribution business have resulted in unacceptable inventory levels. We have launched a special task force charged with streamlining warehousing and logistics and optimizing inventory. In addition, we implemented longer term best practices and shared service initiatives across the Company in the areas of working capital efficiency, supply chain management, manufacturing, service, and aftermarket to improve our profitability and competitiveness going forward."

Gerber Scientific, Inc. (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems that enable mass customization in sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products, Spandex PLC, Gerber Technology, and Gerber Coburn.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Annual Report on Form 10-K for the year ended April 30, 2001, and Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001 and October 31, 2001 as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

Maxx is a registered trademark of Gerber Scientific Products

.

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
	Three Months Ended January 31,		Nine Months Ended January 31,
In thousands (except per share amounts)	2002	2001	2002	2001

Revenue:
Product sales	$104,684	$122,056	$336,489	$378,477
Service	11,691	12,189	36,135	37,012
	116,375	134,245	372,624	415,489
Costs and Expenses:
Cost of product sales	68,031	79,639	219,775	243,331
Cost of service	6,406	7,997	20,197	24,335
Selling, general and administrative	31,215	36,937	96,307	108,706
Research and development expenses	6,396	7,256	20,664	22,526
Goodwill amortization (1)	---	2,237	---	6,713
Restructuring charges (2), (3)	5,468	---	5,468	4,419
	117,516	134,066	362,411	410,030
Operating income (loss)	(1,141)	179	10,213	5,459

Other income (expense)	(380)	289	(598)	395
Interest expense	(3,102)	(3,408)	(9,709)	(10,044)

Earnings (loss) before income taxes and cumulative effect of accounting change (1), (2), (3)	(4,623)	(2,940)	(94)	(4,190)
Provision (benefit) for income taxes (1), (2), (3)	(1,100)	700	---	300
Earnings (loss) before cumulative effect of accounting change (1), (2), (3)	(3,523)	(3,640)	(94)	(4,490)
Cumulative effect of accounting change (4)	---	---	(134,251)	---
Net earnings (loss)	$ (3,523)	$ (3,640)	$(134,345)	$ (4,490)
	=======	=======	========	=======
Per share of common stock:
Basic before cumulative effect of accounting change (1), (2), (3)	$ (.16)	$ (.17)	$ ---	$ (.20)
Cumulative effect of accounting change (4)	---	---	(6.09)	---
Basic	$ (.16)	$ (.17)	$ (6.09)	$ (.20)
	=======	=======	========	=======
Diluted before cumulative effect of accounting change(1),(2),(3)	$ (.16)	$ (.17)	$ ---	$ (.20)
Cumulative effect of accounting change (4)	---	---	(6.09)	---
Diluted	$ (.16)	$ (.17)	$ (6.09)	$ (.20)
	=======	=======	========	=======
Dividends	$ ---	$ .08	$ ---	$ .24
	=======	=======	========	=======
Average shares outstanding:
Basic	22,083	22,025	22,063	22,010
Diluted	22,083	22,025	22,063	22,010

(1) Effective May 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which resulted in a favorable impact to earnings (loss) before income taxes and cumulative effect of accounting change of $2,222 and $6,667 and to net earnings of $3,222 and $6,667 ($.15 and $.30 per share on a diluted basis) in the third quarter and nine months ended January 31, 2002, respectively.

(2) Included in the nine months ended January 31, 2001 was a restructuring charge related to a reduction in workforce, provisions for losses on the sale of facilities, and other asset impairments. This charge amounted to $4,419 before income taxes and $2,819 after taxes ($.13 per share on a diluted basis.)

(3) Included in the three and nine months ended January 31, 2002 was a restructuring charge related to a reduction in workforce. This charge amounted to $5,468 before income taxes and $4,268 after taxes ($.19 per share on a diluted basis.)

(4) In accordance with the new accounting statement for goodwill and other intangible assets, the Company recorded a charge for goodwill impairment in its Ophthalmic Lens Processing segment of $20,651 and its Sign Making and Specialty Graphics segment of $113,600. These charges were recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

In thousands (except share amounts)	January 31, 2002	April 30, 2001
Assets:
Current Assets:
Cash and short-term cash investments	$14,892	$ 20,866
Accounts receivable	79,849	98,159
Inventories	69,592	69,441
Prepaid expenses	22,404	18,965
Net assets held for sale	4,590	21,369
	191,327	228,800
Property, Plant and Equipment:	113,932	112,572
Less accumulated depreciation	60,652	53,022
	53,280	59,550
Intangible Assets:
Goodwill, net of accumulated amortization (1)	49,158	183,451
Prepaid pension cost	16,761	16,761
Patents and other intangible assets, net of accumulated amortization	7,274	7,345
	73,193	207,557
Deferred Income Taxes	687	793
Other Assets	4,805	4,493
	$323,292	$501,193
	=======	=======
Liabilities and Shareholders' Equity:
Current Liabilities:
Notes payable	$ ---	$ ---
Accounts payable	41,906	48,520
Accrued compensation and benefits	16,850	18,576
Other accrued liabilities	28,823	25,749
Deferred revenue	12,246	13,129
Advances on sales contracts	744	1,562
	100,569	107,536
Noncurrent Liabilities:
Other liabilities	2,407	---
Long-term debt	133,559	169,914
	135,966	169,914
Contingencies and Commitments
Shareholders' Equity:
Preferred stock, no par value; authorized 10,000,000 shares; no shares issued	---	---
Common stock, $1.00 par value; authorized 65,000,000 shares; issued 22,877,669 and 22,828,742 shares	22,878	22,829
Paid-in capital	44,131	43,835
Retained earnings (1)	45,737	180,082
Treasury stock, at cost (777,117 and 784,837 shares, respectively)	(15,980)	(16,138)
Unamortized value of restricted stock grants	(506)	(439)
Accumulated other comprehensive income (loss)	(9,503)	(6,426)
	86,757	223,743
	$323,292	$501,193
	=======	=======

(1) Includes a charge for goodwill impairment of $134,251 in accordance with the new accounting statement for goodwill and other intangible assets, which was recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended January 31,
In thousands	2002	2001
Cash Provided by (Used for):
Operating Activities:
Net earnings (loss)	$(134,345)	$ (4,490)
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Cumulative effect of accounting change (1)	134,251	---
Depreciation and amortization	11,830	20,827
Restructuring charges	5,468	4,419
Deferred income taxes	106	(313)
Other non-cash items	769	399
Changes in operating accounts:
Receivables	16,985	21,175
Inventories	(1,552)	(3,255)
Prepaid expenses	(3,987)	2,231
Accounts payable and accrued expenses	(10,826)	(15,682)
Provided by Operating Activities	18,699	25,311
Investing Activities:
Additions to property, plant and equipment	(3,576)	(14,245)
Proceeds from sale of assets	17,183	13,721
Intangible and other assets	(1,378)	(1,749)
Other, net	(426)	977
Provided by (Used for) Investing Activities	11,803	(1,296)
Financing Activities:
Additions of long-term debt	33,500	34,000
Repayments of long-term debt	(69,461)	(61,265)
Exercise of stock options	97	---
Debt issue costs	(563)	(168)
Other common stock activity	(49)	66
Dividends on common stock	---	(5,275)
(Used for) Financing Activities	(36,476)	(32,642)
(Decrease) in Cash and Short-Term Cash Investments	(5,974)	(8,627)
Cash and Short-Term Cash Investments, Beginning of Period	20,866	22,954
Cash and Short-Term Cash Investments, End of Period	$14,892	$14,327
	=======	======

(1) In accordance with the new accounting statement for goodwill and other intangible assets, the Company recorded a charge for goodwill impairment in its Ophthalmic Lens Processing segment of $20,651 and its Sign Making and Specialty Graphics segment of $113,600. These charges were recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
SEGMENT INFORMATION

In thousands	Three Months Ended January 31		Nine Months Ended January 31
Segment revenue:	2002	2001	2002	2001
Sign Making & Specialty Graphics	$ 58,655	$ 64,740	$190,885	$203,705
Apparel & Flexible Materials	37,272	47,403	120,525	143,905
Ophthalmic Lens Processing	20,448	22,102	61,214	67,879
	$116,375	$134,245	$372,624	$415,489
	=======	=======	=======	=======

Segment profit:
Sign Making & Specialty Graphics	$ 2,808	$ 1,993	$ 13,767	$ 9,252
Apparel & Flexible Materials	1,033	605	6,424	2,063
Ophthalmic Lens Processing	1,082	1,157	3,331	3,278
	$ 4,923	$ 3,755	$ 23,522	$ 14,593
Corporate expenses and special charge, net of other income/expense	(6,444)	(3,287)	(13,907)	(8,739)
Interest expense	(3,102)	(3,408)	(9,709)	(10,044)
Earnings (loss) before income taxes and cumulative effect of accounting change	$ (4,623)	$ (2,940)	$ (94)	$ (4,190)
	=======	=======	=======	=======

Segment profit (loss) for the three and nine months ended January 31, 2001 included goodwill amortization of $1.5 million and $4.5 million, respectively, for the Sign Making and Specialty Graphics operating segment; $0.2 million and $0.8 million for the Apparel and Flexible Materials operating segment; and $0.5 million and $1.4 million for the Ophthalmic Lens Processing operating segment. Goodwill amortization was not incurred for the three and nine months ended January 31, 2002.

Segment profit (loss) for the three and nine months ended January 31, 2002 included special charges of $1.1 million for the Sign Making and Specialty Graphics operating segment; $1.9 million for the Apparel and Flexible Materials operating segment; and $0.3 million for the Ophthalmic Lens Processing operating segment. Net corporate expenses for the three and nine months ended January 31, 2002 included special charges of $2.2 million.

Segment profit (loss) for the nine months ended January 31, 2001 included special charges of $0.8 million for the Sign Making and Specialty Graphics operating segment and $1.0 million for the Apparel and Flexible Materials operating segment. Net corporate expenses for the nine months ended January 31, 2001 included special charges of $2.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	February 28, 2002	By:	/s/ Anthony L. Mattacchione
Anthony L. Mattacchione Corporate Controller, Acting Principal Accounting Officer (Principal Accounting Officer)